Exhibit 10.1

VALMONT 2018 STOCK PLAN

SECTION 1

NAME AND PURPOSE

1.1                               NAME. The name of the plan shall be the Valmont 2018 Stock Plan (the “Plan”).

1.2.                            PURPOSE OF PLAN. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (a) motivating superior performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company.

SECTION 2

DEFINITIONS

2.1                               DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)                                 “Act” means the Securities Exchange Act of 1934, as amended.

(b)                                 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award or cash granted under the Plan, including Awards combining two or more types of Awards in a single grant.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” means the Human Resources Committee of the Board, or its successor, or such other committee of the Board to which the Board delegates power to act under or pursuant to the provisions of the Plan.

(f)                                   “Company” means Valmont Industries, Inc., a Delaware corporation (and any successor thereto) and its Subsidiaries.

(g)                                  “Eligible Director” means a person who is serving as a member of the Board and who is not an Employee.

(h)                                 “Employee” means any employee of the Company or any of its Subsidiaries.

(i)                                     “Fair Market Value” means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such exchange (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

(j)                                    “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option within the meaning of Section 422 of the Code or (ii) a Nonstatutory Stock Option.

(k)                                 “Other Stock-Based Award” means an award of a share of Stock or units of common stock, including restricted stock units and deferred stock units, to a Participant subject to such terms as the Committee may determine.

(l)                                     “Participant” means any Employee, Eligible Director or consultant (a non-employee who performs bona fide services for the Company) designated by the Committee to participate in the Plan.

(m)                             “Plan” means the Valmont 2018 Stock Plan, as in effect from time to time.

(n)                                 “Predecessor Plans” means the Valmont 2013 Stock Plan, the Valmont 2008 Stock Plan and the Valmont 2002 Stock Plan.

(o)                                 “Restricted Stock” shall mean a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

(p)                                 “Stock” means the Common Stock of the Company, par value $1.00 per share.

(q)                                 “Stock Appreciation Right” means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value, as of the date such Stock Appreciation Right is exercised, of the number shares of Stock covered by the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of such Stock Appreciation Right.

(r)                                    “Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

2.2                               GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3

ELIGIBILITY AND PARTICIPATION

The only persons eligible to participate in the Plan shall be those Participants selected by the Committee.

SECTION 4

POWERS OF THE COMMITTEE

4.1                               COMMITTEE MEMBERS. The Plan shall be administered by the Committee comprised of no fewer than three members of the Board. Each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Corporate Governance Principles, (ii) an “independent director” under rules adopted by the New York

Stock Exchange, and (iii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

4.2                               POWER TO GRANT. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

4.3                               ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

4.4                               DELEGATION BY COMMITTEE.  The Committee may, at any time and from time to time, (a) delegate to one or more of its members all or any of its responsibilities and powers, including the responsibilities and authority described under Sections 4.2 and 4.3, and (b) grant authority to Employees or designate Employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operating of the Plan.

SECTION 5

STOCK SUBJECT TO PLAN

5.1                               NUMBER. The number of shares of Stock subject to Awards under the Plan after the date the Plan is approved by Company shareholders may not exceed 1,700,000 shares of Stock less one share for every one share subject to an option or stock appreciation right granted under any Predecessor Plan after December 30, 2017 and two shares for every one share that was subject to an award other than an option or stock appreciation right granted under any Predecessor Plan after December 30, 2017. Following approval of the Plan by Company stockholders, no additional award grants shall be made under the Predecessor Plans. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.  Any shares of Stock subject to Options or Stock Appreciation Rights shall be counted against the maximum share limitation of this Section 5.1 as one share of Stock for every share of Stock subject thereto.  Any shares of Stock subject to Awards other than Options or Stock Appreciation Rights shall be counted against the maximum share limitation of this Section 5.1 as two shares of Stock for every share of Stock subject thereto.

Stock issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company do not reduce the shares available under the Plan.  Available Stock under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Plan’s share reserve (subject to applicable stock exchange listing requirements).

5.2                               LIMITATIONS. The maximum number of shares of Stock with respect to which Awards may be granted to any one Participant under the Plan in any calendar year is 5% of the aggregate number of shares of Stock available for Awards under Section 5.1.  The sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with FASB Topic 718 or any successor thereto) granted under the Plan to an Eligible Director as compensation for services as an Eligible Director during any calendar year may not exceed $500,000.  Section 10.5 contains additional limitations on Awards.

5.3                               AVAILABILITY OF STOCK NOT ISSUED PURSUANT TO AWARDS. Any shares of Stock subject to an Award, which for any reason are cancelled, cash-settled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock subject to Options or share-settled Stock Appreciation Rights shall be deducted from the Plan share reserve based on the gross number of shares of Stock exercised and not deducted based on the net number of shares of Stock delivered; the shares of Stock subject to an Award that are tendered to the Company or retained by the Company to pay the exercise price or withholding taxes shall be deducted from the Plan share reserve and shall not become available again for issuance under the Plan.

5.4                               EQUITABLE ADJUSTMENTS. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate transaction or event, (i) the aggregate number of shares of Stock available for Awards under Section 5.1, (ii) the number of shares and exercise price with respect to Options and the number, prices and dollar value of other Awards and/or (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto), shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

5.5                               TREATMENT OF DIVIDENDS AND DIVIDEND EQUIVALENTS ON UNVESTED AWARDS. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirements to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirements are satisfied.

SECTION 6

STOCK OPTIONS

6.1                               GRANT OF OPTIONS. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option in the event of death, retirement, disability or termination of employment, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Options may also be granted in replacement of or upon assumption of options previously issued by companies acquired by the Company by merger or stock purchase, and any options so replaced or assumed may have the same terms including exercise price as the options so replaced or assumed; any such options shall not count against the limits established in Section 5.1.

6.2                               OPTION PRICE. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

6.3                               EXERCISE OF OPTIONS. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted.

6.4                               PAYMENT. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment (i) by tendering, either by actual delivery of shares or by attestation, shares of Stock already owned by the Participant valued at its Fair Market Value on the date of exercise or (ii) by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any required tax withholding resulting from such exercise. The Committee may approve other methods of payment.

6.5                               INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code. No more than 50% of the aggregate number of shares of Stock available for grant may be subject to Incentive Stock Options.

6.6                               NO REPRICING. Other than pursuant to Section 5.4, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise price of an Option or Stock Appreciation Right, (b) cancel an Option or Stock Appreciation Right when the exercise price per share exceeds the Fair Market Value of one share in exchange for cash or another Award (other than in connection with a Change of Control), or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed.

6.7                               NO RELOAD GRANTS. Options shall not be granted under the Plan in consideration for the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

SECTION 7

DIRECTOR AWARDS

7.1                               DIRECTOR AWARDS. Any Award or formula for granting an Award under the Plan made to Eligible Directors shall be approved by the independent members of the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the independent members of the Board.  Certain limitations on Director Awards are set forth in Section 5.2.

SECTION 8

STOCK APPRECIATION RIGHTS

8.1                               SAR’S IN TANDEM WITH OPTIONS. Stock Appreciation Rights may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each Stock Appreciation Right shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any Stock Appreciation Right, the corresponding Option shall terminate.

8.2                               OTHER STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

8.3                               LIMITATIONS. The provisions of Sections 6.2, 6.3, 6.6 and 6.7 of the Plan shall also apply to Stock Appreciation Rights.

SECTION 9

RESTRICTED STOCK

9.1                               GRANT OF RESTRICTED STOCK. The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company, or other restrictions, as the Committee may determine. Each grant of Restricted Stock shall be evidenced by a written agreement setting forth the terms of such Award.

9.2                               REMOVAL OF RESTRICTIONS. The Committee may accelerate or waive such restrictions in whole or in part at any time in its discretion.

SECTION 10

OTHER STOCK-BASED AND CASH AWARDS

10.1                        GENERAL. The Committee may grant Awards of Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, shares of stock. Such other stock-based awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive or vest with respect to, one or more shares of Stock (or the equivalent cash value of such Stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. Such other stock-based awards may include the awards referenced in Sections 10.2 and 10.3.

10.2                        RESTRICTED STOCK UNITS. Restricted Stock Units represent an unfunded and unsecured obligation of the Company. Settlement of a Restricted Stock Unit upon expiration of the deferral or vesting period shall be made in Stock or otherwise as determined by the Committee.

10.3                        PERFORMANCE SHARES. Performance shares are awards the grant, issuance, retention, vesting and/or settlement of which is subject to the satisfaction of one or more of the performance criteria established by the Committee. The performance criteria may be calculated on an absolute or relative basis, and may be based on stock price, earnings, earnings per share, growth in earnings per share, total stockholder return, achievement of annual operating profit plans, operating income performance, return on equity performance, return on capital, sales growth, expense or working capital targets, margin improvement, cash flow, or any other objective or subjective performance goals determined by the Committee.

10.4                        DEFERRED STOCK UNITS. Deferred Stock Units shall entitle the Participant to receive shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

10.5                        CASH AWARDS.  The Committee is also authorized to grant to a Participant cash Awards based on such terms and conditions as is determined by the Committee.

10.6                        MINIMUM VESTING REQUIREMENT. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of 5% of the available share reserve authorized for issuance under the Plan.  Subject to the foregoing, no Award based on performance criteria shall vest or be based on performance over a period of less than one year, and no Award that is solely conditioned on continued employment or the passage of time shall provide for vesting in less than pro rata annual installments over three years from the date of Award. For the avoidance of doubt, the foregoing restrictions do not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or Change-in-Control, in the terms of the Award or otherwise.

10.7                        AWARDS IN FOREIGN COUNTRIES.  The Committee has the authority to adopt modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

SECTION 11

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

11.1                        GENERAL. The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section 11.1. The Board may not change the Plan in a manner which would prevent outstanding Incentive Stock Options granted under the Plan from being Incentive Stock Options without the written consent of the optionees concerned. Furthermore, the Board may not make any amendment which would (i) materially modify the requirements for participation in the Plan, (ii) increase the number of shares of Stock subject to Awards under the Plan pursuant to Section 5.1 (other than pursuant to Section 5.4), (iii) change the minimum exercise price for stock options as provided in Section 6.2, (iv) eliminate the prohibitions in Sections 6.6 and 6.7, or (v) extend the term of the Plan, in each case without the approval of a majority of the outstanding shares of Stock entitled to vote thereon. No amendment or modification shall adversely affect in any material respect the rights of any Participant with respect to a previously granted Award without the written consent of the Participant.

11.2                        TERMINATION OF PLAN. No further Awards shall be granted under the Plan subsequent to March 31, 2028, or such earlier date as may be determined by the Board.

SECTION 12

MISCELLANEOUS PROVISIONS

12.1                        NONTRANSFERABILITY OF AWARDS. Except as otherwise provided by the Committee, Awards under the Plan are not transferable, except by will or by the laws of descent and distribution. To the extent a transfer of Awards is permitted by the Committee, such transfer shall be for zero consideration.

12.2                        BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant’s death. Each designation will revoke all prior designations by the same Participant shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Company. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant’s surviving spouse, if any, or otherwise by the Participant’s estate.

12.3                        NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

12.4                        TAX WITHHOLDING. The Company shall have the power to withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant’s estimated total federal, state and local tax obligation associated with the transaction.

12.5                        CHANGE OF CONTROL. Unless otherwise provided by the Committee at the time of grant, if a Triggering Event for a Participant shall occur within the 12-month period beginning with a Change of Control of the Company, then, for such Participant, all outstanding options and stock appreciation rights shall become immediately exercisable and all restrictions with respect to Restricted Stock shall lapse. The Committee may make appropriate provision for the effect of a Change of Control on Restricted Stock Units, Deferred Stock Units and performance-based Awards; however, any acceleration may occur only after a Triggering Event.  “Triggering Event” shall mean the involuntary termination of employment of a Participant with the Company. “Change of Control” shall mean:

(i)                                     The acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (excluding any acquisition or holding by (i) the Company or its subsidiaries or (ii) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(ii)                                  Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”), over a period of thirty-six consecutive months, cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

(iii)                               Consummation of a reorganization, merger or consolidation, or sale or other disposition of substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, the persons who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Company resulting from such Business Combination (including a company which, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(iv)                              The complete liquidation or dissolution of the Company.

12.6                        CLAWBACK. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback or similar policy adopted by the Board or Committee as in effect from time to time and (ii) applicable law.

12.7                        AGREEMENTS WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written or electronic document as is determined by the Committee or its designee.

12.8                        COMPANY INTENT. The Company intends that the Plan comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention. If any provision of the Plan or an Award contravenes any regulations promulgated under Section 409A of the Code or could cause an Award to be subject to interest and penalties under Section 409A of the Code, such provision of the Plan or any Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

12.9                        REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

12.10                 EFFECTIVE DATE. The Plan shall be effective upon its adoption by the Board subject to approval by the Company’s stockholders at the 2018 annual stockholders’ meeting.

12.11                 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.